Exhibit 99.1

Marlin Business Services Corp. Reports Third Quarter 2005 Earnings

          MOUNT LAUREL, N.J., Nov. 3 /PRNewswire-FirstCall/ -- Marlin Business Services Corp. (Nasdaq: MRLN) today reported net income of $3.4 million for the third quarter ended September 30, 2005, consistent with net income of $3.4 million for the same period in 2004.  Diluted net income per share was $0.29 for both the third quarters of 2005 and 2004.  Net income in the third quarter of 2005 was impacted by a $753,000 after tax charge, or $0.06 net income per diluted share, for expected losses related to Hurricane Katrina. Excluding the impact of Hurricane Katrina, net income for the quarter ended September 30, 2005 would have been $4.2 million, or a 23.6% increase over the $3.4 million of net income reported for the quarter ended September 30, 2004.

          For the nine months ended September 30, 2005 net income was $11.9 million compared to $9.9 million for the same period in 2004.  Diluted net income per share for the nine-month period ended September 30, 2005 was $0.99 compared to $0.84 per diluted share reported for the same period in 2004.  Net income in the nine-month period ended September 30, 2005 was impacted by the same $753,000 after tax charge, or $0.06 net income per diluted share, for expected losses related to Hurricane Katrina.  Excluding the impact of Hurricane Katrina, net income for the nine-month period ended September 30, 2005 would have been $12.6 million, or a 28.0% increase over the $9.9 million of net income reported for the nine-month period ended September 30, 2004.

          “Overall, I’m pleased to report another solid quarter of earnings performance led by strong asset originations and exceptional asset quality,” said Daniel P. Dyer, Chairman and CEO of Marlin Business Services Corp.

Highlights for the quarter ended September 30, 2005 include:
--	Net charge-offs were 1.46% of average net investment in leases during the third quarter of 2005 compared to 1.74% for the second quarter of 2005 and 1.99% for the full year ended December 31, 2004.

--

Marlin successfully completed its seventh term asset backed securitization in August totaling $340.6 million, including approximately $109 million in pre-funding which will provide attractive fixed rate funding into the fourth quarter of 2005.

--	The Company filed an application for an Industrial Bank Charter with the FDIC and the State of Utah Department of Financial Institutions on October 6, 2005.

Asset Origination
--

Based on initial equipment cost, lease production was $79.6 million in the third quarter of 2005 compared to $85.0 million in the second quarter of 2005 and $68.9 million in the third quarter of 2004.  Net investment in leases was $557.9 million at September 30, 2005.

--

Our end user customer base grew to more than 81,000 at September 30, 2005 compared with 80,000 at June 30, 2005 and 75,000 at September 30, 2004.  The number of active leases in our portfolio was approximately 102,000 at September 30, 2005.

Credit Quality
--	The provision and allowance for credit losses was increased in the third quarter of 2005 by an incremental $1.25 million related to Hurricane Katrina.

--	Net charge-offs totaled $2.0 million for the quarter ended September 30, 2005 compared with $2.2 million for second quarter of 2005.

--

On an annualized basis, net charge-offs were 1.46% of average net investment in leases during the third quarter of 2005 compared to 1.74% for the second quarter of 2005 and 1.99% for the full year ended December 31, 2004.

--	As of September 30, 2005, 0.72% of our total lease portfolio was 60 or more days delinquent, compared to 0.57% as of June 30, 2005 and 0.78% as of December 31, 2004.

--

Allowance for credit losses was $7.9 million as of September 30, 2005, compared to $6.3 million as of June 30, 2005.  Allowance for credit losses as a percentage of net investment in leases was 1.44% at September 30, 2005 compared to 1.21% at June 30, 2005.  The allowance for credit losses was increased in the third quarter by an additional $1.25 million, or 0.22% as a percentage of net investment in leases, related to Hurricane Katrina.

--	At September 30, 2005, the allowance for credit losses was 169.7% of leases 60 or more days delinquent compared to 179.8% at June 30, 2005.

--	In conjunction with this release, static pool loss statistics have been updated as supplemental information on the investor relations section of our website at http://www.marlincorp.com.

Net Interest and Fee Margin and Cost of Funds
--

The net interest and fee margin was 11.99% as a percentage of average net investment in leases for the quarter ended September 30, 2005, a decrease of 61 basis points compared to 12.60% for the quarter ended June 30, 2005.  The decrease in margin is principally attributed to a decline in fee income and to additional interest expense attributed to the 2005 term securitization transaction, which included a $109 million pre-funding amount.

--	The average implicit yield on new business was 12.61% for the quarter ended September 30, 2005 compared to 12.70% for the quarter ended June 30, 2005.

--

Fee income as a percentage of average net investment in leases was 3.15% for the quarter ended September 30, 2005 compared to 3.57% for the quarter ended June 30, 2005.  The decrease in fee income is primarily attributed to lower net residual income on disposed equipment in the current quarter compared to the second quarter of 2005.  Net residual income from disposed equipment was a net loss of $111,000 in the third quarter ended September 30, 2005 compared to a net gain of $165,000 in the second quarter ended June 30, 2005.

--

The average cost of funds as a percentage of net investment in leases was 4.19% for the quarter ended September 30, 2005.  This was a 46 basis point increase from the 3.73% for the quarter ended June 30, 2005.  The Company normally sees an increase in its cost of funds in the quarter it completes a term securitization transaction as it generally refinances lower cost variable rate warehouse borrowings with higher cost fixed rate term borrowings.  In addition, the Company increased its available financing through a pre-funding feature in the recent term securitization transaction.  The pre-funding proceeds of $109 million will be used to finance new lease production into the fourth quarter of 2005.  The pre-funding amount increased cost of funds as a percentage of net investment in leases by approximately 10 basis points in the current quarter.

Operating Expenses
--

Salaries and benefits expense was $4.6 million in the third quarter of 2005 compared to $4.4 million in the second quarter.  Salaries and benefits expense was 3.4% as an annualized percentage of average net investment in leases for both the second and third quarters of 2005 compared to 3.1% in the third quarter of 2004.  In the third quarter of 2005, the Company incurred approximately $60,000 of salaries and benefits expense associated with the hiring of management related to its planned Marlin Business Bank.

--

Other general and administrative expenses were $3.1 million for the third quarter of 2005, an increase of $100,000 from $3.0 million for the second quarter of 2005.  Other general and administrative expenses as an annualized percentage of average net investment in leases was 2.3% for both the second and third quarters of 2005 compared to 2.2% in the third quarter of 2004.  The Company incurred approximately $89,000 of legal, accounting and filing fees in the third quarter of 2005 associated with shelf registration statements filed with the SEC.

Funding and Liquidity
--

On August 18, 2005, we completed our seventh term asset-backed securitization transaction at a weighted average fixed borrowing cost of 4.5% over the term of the transaction.  The securitization amounted to $340.6 million, and the note classes were rated P-1/A-1+, Aaa/AAA, A2/A, and Baa2/BBB by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services.  Proceeds from the transaction were used to repay the Company’s revolving warehouse credit facilities and provide additional liquidity for future lease production.

--

On August 15, 2005, the Company elected to exercise its call option and pay off its 2002-1 term securitization when the remaining note balances outstanding were approximately $26.5 million at a coupon rate of approximately 4.4%.

--	On August 26, 2005, the Company extended its $40 million revolving bank facility. The facility now expires on August 31, 2007.

--	Capital increased an additional $384,000 through the exercise of employee stock options and the related tax benefits during the third quarter of 2005.

--

Our debt to equity ratio was 5.42:1 at September 30, 2005 compared to 4.55:1 at June 30, 2005.  The increase in this ratio is primarily attributed to the additional borrowings associated with $109.0 million pre-funding feature of our 2005 term securitization. Our debt to equity ratio was a similar 5.59:1 at September 30, 2004 following our 2004 securitization.

          Conference Call and Webcast
          We will host a conference call on Friday, November 4, 2005 at 9:00 a.m. EST to discuss our third quarter 2005 results. If you wish to participate, please call (800) 362-0571 approximately 10 minutes in advance of the call time.  The conference ID will be:  “Marlin.”  The call will also be Webcast on the Investor Relations page of the Marlin Business Services Corp. website, http://www.marlincorp.com.  An audio replay will also be available on the Investor Relations section of Marlin’s website for approximately 90 days.

          About Marlin Business Services Corp.
          Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small businesses.  The Company’s principal operating subsidiary, Marlin Leasing Corporation, finances over 60 equipment categories in a segment of the market generally referred to as “small-ticket” leasing (i.e. leasing transactions less than $250,000).  The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003.  In addition to its executive offices in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver and Philadelphia.  For more information, visit http://www.marlincorp.com or call toll free at (888) 479-9111.

          Forward-Looking Statements
          This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements.  All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “intend,” and similar expressions are generally intended to identify forward-looking statements.  Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements.  More detailed information about these factors is contained in our filings with the SEC, including the sections captioned “Risk Factors” and “Business” in the Company’s Form 10-K filed with the Securities and Exchange Commission.  We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2005	December 31, 2004

Assets
Cash and cash equivalents	$51,656	$16,092
Restricted cash	108,295	37,331
Net investment in direct financing leases	557,870	489,678
Property and equipment, net	3,544	3,555
Accrued property tax receivables	525	625
Fair value of cash flow hedges	2,712	618
Other assets	8,331	6,794

Total assets	$732,933	$554,693

Liabilities and Shareholders’ Equity
Debt and secured borrowings	$582,611	$434,670
Other liabilities:
Sales and property tax payable	8,503	4,856
Accrued expenses and other liabilities	7,674	6,707
Deferred income tax liability	26,674	18,110

Total liabilities	625,462	464,343
Shareholders’ equity:
Common Stock, $0.01 par value; 75,000 shares authorized; 11,737 and 11,528 shares issued and outstanding	117	115
Preferred Stock, $0.01 par value; 5,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	78,551	75,732
Stock subscription receivable	(34)	(54)
Deferred compensation	(1,989)	(1,380)
Other comprehensive income	3,386	374
Retained earnings	27,440	15,563

Total shareholders’ equity	107,471	90,350

Total liabilities and shareholders’ equity	$732,933	$554,693

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months ended September 30,		Nine Months ended September 30,

	2005	2004	2005	2004

Income:
Interest income	$17,490	$14,901	$49,593	$42,424
Fee income	4,225	3,466	13,258	9,482

Interest and fee income	21,715	18,367	62,851	51,906
Interest expense	5,618	4,588	14,902	12,143

Net interest and fee income	16,097	13,779	47,949	39,763
Provision for credit losses	3,510	2,660	8,460	7,428

Net interest and fee income after provision for credit losses	12,587	11,119	39,489	32,335
Insurance and other income	1,162	1,152	3,551	3,242

Operating income	13,749	12,271	43,040	35,577
Salaries and benefits	4,567	3,538	13,391	10,198
General and administrative	3,049	2,490	8,846	7,530
Financing related costs	390	635	1,173	1,568

Income before income taxes	5,743	5,608	19,630	16,281
Income taxes	2,299	2,213	7,753	6,431

Net income	$3,444	$3,395	$11,877	$9,850

Basic earnings per share:	$0.30	$0.30	$1.03	$0.87

Diluted earnings per share:	$0.29	$0.29	$0.99	$0.84

Shares used in computing basic earnings per share:	11,608,450	11,354,023	11,524,164	11,286,753

Shares used in computing diluted earnings per share:	12,048,274	11,728,015	11,953,274	11,688,920

SUPPLEMENTAL QUARTERLY DATA
(dollars in thousands, except per share amounts)
(unaudited)

Quarter Ended:	9/30/04	12/31/04	3/31/05	6/30/05	9/30/05

New Asset Production:
# of Sales Reps	98	100	99	95	113
# of Leases	7,974	7,518	8,248	8,798	8,142
Equipment Volume	$68,849	$66,761	$77,346	$85,007	$79,632
Average monthly sources	1,233	1,195	1,312	1,361	1,306
Implicit Yield on New Business	13.75%	13.71%	12.84%	12.70%	12.61%
Net interest and fee margin
Interest Income Yield	13.01%	12.91%	12.82%	12.76%	13.03%
Fee Income Yield	3.02%	3.36%	3.63%	3.57%	3.15%

Interest and Fee Income Yield	16.03%	16.27%	16.45%	16.33%	16.18%
Cost of Funds	4.00%	3.83%	3.67%	3.73%	4.19%

Net interest and Fee Margin	12.03%	12.44%	12.78%	12.60%	11.99%

Average Net Investment in Leases	$458,270	$473,363	$490,293	$513,919	$536,874
Portfolio Asset Quality:
60+ Days Past Due Delinquencies	0.73%	0.78%	0.65%	0.57%	0.72%
60+ Days Past Due Delinquencies	$4,067	$4,453	$3,849	$3,535	$4,656
Net Charge-offs	$2,198	$2,495	$2,426	$2,231	$1,965
% on Average Net Investment in Leases Annualized	1.92%	2.11%	1.98%	1.74%	1.46%
Allowance for Credit Losses	$6,031	$6,062	$6,317	$6,355	$7,900
% of 60+ Delinquencies	148.3%	136.1%	164.1%	179.8%	169.7%
90+ Day Delinquencies (Non-earning)	$1,722	$1,944	$1,529	$1,705	$2,039
Balance Sheet
Assets
Investment in Direct Financing
Leases	$466,943	$479,767	$500,766	$526,934	$547,868
Initial Direct Costs and Fees	16,127	15,973	16,250	16,918	17,902
Reserve for Credit Losses	(6,031)	(6,062)	(6,316)	(6,355)	(7,900)

Net Investment in Leases	$477,039	$489,678	$510,700	$537,497	$557,870
Cash and Cash Equivalents	66,774	16,092	5,997	6,259	51,656
Restricted Cash	35,580	37,331	46,307	44,370	108,295
Other Assets	11,557	11,592	17,550	13,465	15,112

Total Assets	$590,950	$554,693	$580,554	$601,591	$732,933

Liabilities
Total Debt	$477,667	$434,670	$446,074	$460,919	$582,611
Other Liabilities	27,879	29,673	37,529	39,369	42,851

Total Liabilities	$505,546	$464,343	$483,603	$500,288	$625,462

SUPPLEMENTAL QUARTERLY DATA - continued
(dollars in thousands, except per share amounts)
(unaudited)

Quarter Ended:	9/30/04	12/31/04	3/31/05	6/30/05	9/30/05

Shareholders’ Equity
Common Stock	$115	$115	$116	$117	$117
Paid-in Capital, net	73,822	74,298	74,771	75,853	76,528
Net gain (losses) on cash flow hedges	(488)	374	2,552	1,336	3,386
Retained Earnings	11,955	15,563	19,512	23,997	27,440

Total Shareholders’ Equity	$85,404	$90,350	$96,951	$101,303	$107,471
Total Liabilities and Shareholders’ Equity	$590,950	$554,693	$580,554	$601,591	$732,933

Capital and Leverage:
Tangible Equity	$85,404	$90,350	$96,951	$101,303	$107,471
Debt to Tangible Equity	5.59	4.81	4.60	4.55	5.42
Expense Ratios:
Salaries and Benefits Expense	$3,538	$4,249	$4,433	$4,391	$4,567
Salaries and Benefits Expense annualized % of Avg. Net Invest.	3.09%	3.59%	3.62%	3.42%	3.40%
Total personnel end of quarter	265	273	271	277	308
General and Administrative Expense	$2,490	$2,532	$2,826	$2,971	$3,049
General and Administrative Expense annualized % of Avg. Net Invest.	2.17%	2.14%	2.31%	2.31%	2.27%
Efficiency Ratio	40.37%	42.73%	43.10%	42.31%	44.13%
Net Income:
Net Income	$3,395	$3,608	$3,949	$4,484	$3,444
Annualized Performance Measures:
Return on Average Assets	2.49%	2.52%	2.78%	3.03%	2.06%
Return on Average Shareholders’ Equity	16.23%	16.42%	16.87%	18.09%	13.20%
Per Share Data:
Number of Shares - Basic	11,354,023	11,420,247	11,451,551	11,508,519	11,608,450
EPS - Basic	$0.30	$0.32	$0.34	$0.39	$0.30
Number of Shares - Diluted	11,728,015	11,798,968	11,842,236	11,912,329	12,048,274
EPS - Diluted	$0.29	$0.31	$0.33	$0.38	$0.29

SOURCE  Marlin Business Services Corp.
          -0-                                                            11/03/2005
          /CONTACT:  Bruce E. Sickel, CFO, Marlin Business Services, +1-888-479-9111 X4108/
          /Web site:  http://www.marlincorp.com /